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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): July 24, 1998/July 20, 1998


                                   US SERVIS, INC.
                (Exact name of registrant as specified in its charter)


          Delaware                      0-15352NY               22-2467332

(State or other                 (Commission File Number)  (IRS Employer
jurisdiction of incorporation)                            Identification Number)


          220 Davidson Avenue
          Somerset, New Jersey                              08873

          (Address of principal executive offices)          (Zip Code)

                                    (732) 764-9898

                 (Registrant's telephone number, including area code)
                                         N/A

            (Former name or former address, if changed since last report)

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                                   US SERVIS, INC.



ITEM 5.   OTHER EVENTS

          On July 20, 1998, US Servis, Inc., a Delaware corporation (the "Company" or the "Registrant"), entered into an Agreement of Merger dated July 20, 1998 (the "Agreement") with HBO & Company, a Delaware corporation ("HBO"), and HBO & Company of Georgia, a Delaware corporation ("HBO Sub"), pursuant to which the Company will be merged with and into HBO Sub (the "Merger") and the stockholders of the Company will receive for each share of capital stock of the Company (including the Company's Series A Preferred Stock, Series B Preferred Stock and Common Stock, each $.01 per share par value) a fraction of a share of HBO Common Stock, $.05 per share par value, ("HBO Common Stock") to be determined by dividing $50 Million by the product of the Market Value (as hereinafter defined) and the Fully Diluted Shares (as hereinafter defined).

          Consummation of the Merger is subject to the satisfaction or waiver of numerous conditions, including without limitation, the following:

          - expiration or termination of the waiting period under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended

          - approval of the Agreement and Merger by the stockholders of the Company

          - the effectiveness of the registration statement filed by HBO with the Securities and Exchange Commission covering the shares of HBO Common Stock to be issued in the Merger

          - accuracy of each party's respective representations and warranties and the fulfillment of their respective covenants set forth in the Agreement

          - receipt of an opinion of each party's tax counsel that the Merger qualifies as a tax free reorganization

          - receipt of an opinion of each party's independent accountants that the Merger may be accounted for as a "pooling of interests."


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          Certain stockholders of the Company holding shares of capital stock of the Company representing approximately 40% of the outstanding voting capital stock of the Company have entered into Voting Agreements with HBO and HBO Sub to have their shares voted in favor of the Merger.

          The Company expects the Merger to be consummated on or about September 30, 1998.

          For purposes of this Report, the following terms shall have the meanings set forth below.

          (i) "Fully Diluted Shares" means the total number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger ("Effective Time"), plus the number of shares of Company Common Stock issuable pursuant to all options, warrants or other rights which permit the holder thereof to acquire or convert into shares of Company Common Stock outstanding immediately prior to the Effective Time.

          (ii) "Market Value" shall mean the average closing price per share reported by Nasdaq (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) for shares of HBO Common Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Special Meeting of stockholders of the Company held to approve the Merger.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     None.


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                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        US SERVIS, INC.
                                           (Registrant)


                                        By: /s/ Robert E. Van Metre
                                           ----------------------------------
                                           Name:    Robert E. Van Metre
                                           Title:   Secretary, Treasurer, and
                                                    Vice President and Chief
                                                    Financial Officer



July 24, 1998



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